Atlantic Security Ltd

                      AGREEMENT FOR CONSULTING SERVICES

Agreement made this 29th day of September, 2002, between Atlantic Security Ltd. ("ASL"), having its principal place of business at Glyme House, St John
Street, Bicester, Oxfordshire, England, and Niall Duggan ("Advisor"), an independent advisor with principal place of business at "Kinloch" Old Leighlin Road Cloydagh Carlow Southern Ireland.

In consideration of ASL retaining Advisor for independent consulting services, it is agreed as follows:

1. Services to be Performed

ASL hereby retains Advisor and Advisor hereby agrees to perform the services set forth below for a fee and expenses of US$100,000, or share equivalent at ASL's sole discretion, at the anniversary of this agreement:

Business development, investor introduction, new products and other advisory services as, from time-to-time, requested by ASL.

The work shall be under the general supervision of, and subject to acceptance by, ASL.

Such services will constitute the effort of Niall Duggan during the term of this Agreement. ASL acknowledges that this is not the sole project for the Advisor. Should Advisor assigns any employee or sub-contractor used by Advisor, replacement of the above personnel shall be subject to ASL prior approval.

Advisor and its personnel shall at all times exercise due professional care, and shall at all times act in ASL best interest with regard to management of the project and ASL prospective or actual relationships with any and all clients, customers, partners, investors or buyers.

Advisor shall not market, promote or solicit products or services which, in the opinion of ASL, are competitive with ASL products or services, without obtaining the prior written consent of ASL, nor place itself in a position where conflict of interest may arise.

2. Independent Advisor

ASL relationship to Advisor in the performance of this Agreement is that of an independent Advisor. Neither party is an employee, agent, partner or joint venture of the other. Advisor shall have full control of its day-to-day activities and the manner in which it performs its services. Advisor will be soley responsible for the payment of its employees or sub-contractors and their related employment taxes or employers liabilities and contribution, as well as any workman's compensation and any other insurance required for, or for the benefit of its employees. Advisor shall indemnify ASL against any tax, interest or penalty for which ASL may become responsible by reason of Advisor's failure to pay such taxes.

ASL shall provide standard marketing collateral to Advisor, should Advisor wishes to independently develop any materials, all such materials must be approved by ASL. Such approval shall not be unjustly withheld.

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3. Confidentiality

During the term of this Agreement and at any time thereafter, and except in the course of performing its services for ASL, Advisor or its employees or sub-contractors will not use, disclose, reveal or report any Confidential Information of ASL.

4. Compensation: $100,000 (inclusive of expenses) or in fully paid shares equivalent at ASL's sole discretion, at anniversary of this Agreement.

5. Term and Termination

This Agreement shall commence on the date hereof and shall remain in effect beginning September 29th 2002 with a duration through September 29th 2003.

6. Severability

If any term or provision of this Agreement is found by a court of competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving the fullest permissible extent the intent and agreements of the parties herein set forth.


In Witness whereof, ASL and Advisor have duly executed this Agreement as of the day and year first above written.



Niall Duggan:                            ASL:

/s/ Niall Duggan                         Terence Sullivan
--------------------                     --------------------
Authorised Signature                     Authorised Signature
Name                                     Name
Niall Duggan                             Terence Sullivan
                                         Title President/CEO
Date September 29th 2002                 Date September 29th 2002

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